Exhibit 99.1

IASIS Healthcare Announces Fourth Quarter and Year-End 2014 Results

FRANKLIN, Tenn.--(BUSINESS WIRE)--November 21, 2014--IASIS Healthcare® LLC (“IASIS” or the “Company”) today announced financial and operating results for the fiscal fourth quarter and year ended September 30, 2014. The Company’s discontinued operations in the accompanying consolidated financial statements have been excluded from segment information, consolidated financial and operating data and supplemental consolidated statements of operations information for the fiscal fourth quarters and years ended September 30, 2014 and 2013.

Key Financial & Operating Results

Fourth Quarter Fiscal 2014

Total revenue for the fourth quarter totaled $655.4 million, an increase of 16.4% compared to $563.0 million in the prior year quarter. Adjusted EBITDAR, which excludes rent expense associated with the sale-leaseback of certain hospital real estate, for the fourth quarter totaled $73.9 million, an increase of 16.5% compared to $63.5 million in the prior year quarter.

In the fourth quarter, admissions increased 0.8% and adjusted admissions increased 2.6%, each compared to the prior year quarter. Net patient revenue per adjusted admission in the fourth quarter increased 5.2% compared to the prior year quarter.

Acute care revenue for the fourth quarter increased 7.6% compared to the prior year quarter. Premium and service revenues at Health Choice for the fourth quarter, excluding the effect of $4.7 million of revenue associated with the new health insurer fee (“HIF”), increased 41.0% compared to the prior year quarter. Total lives served across all product lines increased 81.3% to 340,900, compared to 188,000 in the prior year quarter, while health plan lives increased 18.8% compared to the same prior year period.

“We are very pleased with the strong results in both our acute care and managed care operations. We are seeing continued improvements in employment and other economic factors in our local markets, solid fundamental operating performance, as well as continued improvements in our payor and service line mix,” said IASIS Healthcare President and Chief Executive Officer Carl Whitmer. “We are excited about our plans for the upcoming 2015 fiscal year, which include growing our core provider business, expanding our managed care operations and continuing integration of our business lines in a manner that improves population health, results in more cost efficient care and drives value.”

Fiscal Year 2014

Total revenue for the year ended September 30, 2014, totaled $2.5 billion, an increase of 10.9% compared to $2.3 billion in the prior year. Adjusted EBITDAR for the year ended September 30, 2014, totaled $287.7 million, an increase of 13.4% compared to $253.8 million in the prior year. Adjusted EBITDAR for fiscal 2014 includes $4.8 million in start-up related costs at Health Choice and $3.5 million of compensation expense associated with a special bonus paid to certain members of the Company’s leadership team in recognition of the completion of certain strategic initiatives. Additionally, the prior year was negatively affected by $6.1 million of changes in reimbursement estimates associated with the Company’s Houston market.

For the year ended September 30, 2014, admissions decreased 2.5% and adjusted admissions increased 0.8%, each compared to the prior year. Net patient revenue per adjusted admission for the year ended September 30, 2014, increased 4.4% compared to the prior year.

Acute care revenue for the year ended September 30, 2014, increased 4.8% compared to the prior year. Premium and service revenues at Health Choice for the year ended September 30, 2014, excluding the effect of $8.2 million of revenue associated with the new HIF, increased 28.0% compared to the prior year.

Cash flows provided by continuing operations for the year ended September 30, 2014, totaled $77.2 million, compared to cash flows provided by continuing operations of $101.2 million in the prior year. Cash flows provided by operations for the year ended September 30, 2014, were affected by the payment of $22.3 million in income taxes and other transaction costs, as well as additional rent payments of $22.2 million, both associated with the Company’s sale-leaseback of certain hospital real estate that occurred at the end of fiscal 2013, and the continued delay of certain supplemental and other program reimbursement in Texas and Arizona.

On November 11, 2014, in connection with the Company’s efforts to execute on both short- and long-term growth initiatives in its core markets and at Health Choice, the Company’s managed care solutions business, IASIS signed a definitive agreement to sell its Nevada operations.

Conference Call

A listen-only simulcast and 30-day replay of IASIS’ fourth quarter and year-end 2014 conference call will be available by clicking the “For Investors” link on the Company’s Web site at www.iasishealthcare.com beginning at 11:00 a.m. Eastern Time on November 21, 2014. A copy of this press release will also be available on the Company’s Web site.

IASIS Healthcare, located in Franklin, Tennessee, is a leading provider and manager of high-quality, affordable healthcare services in urban and suburban markets. With total annual total revenue of approximately $2.5 billion, IASIS owns and operates 16 acute care hospitals, one behavioral health hospital, several outpatient service facilities, 134 physician clinics, and Health Choice, a provider-owned, managed care organization and insurer delivering healthcare services to over 340,000 members through multiple health plans, accountable care networks and managed care solutions. IASIS offers a variety of access points for convenient patient care in numerous regions across the U.S., including: Salt Lake City, Utah; Phoenix, Arizona; five cities in Texas, including Houston and San Antonio; and West Monroe, Louisiana. For more information on IASIS, please visit the Company’s Web site at www.iasishealthcare.com.

Some of the statements we make in this press release are forward-looking within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including, but not limited to, future financial and operating results, the Company’s plans, objectives, expectations and other statements that are not historical facts. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those anticipated in the forward-looking statements. These risk factors and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013, and other filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Adjusted EBITDAR represents adjusted EBITDA before rent expense associated with the sale-leaseback of certain hospital real estate. Adjusted EBITDA represents net earnings (loss) from continuing operations before interest expense, income tax expense (benefit), depreciation and amortization, stock-based compensation and related expenses, gain (loss) on disposal of assets and management fees. Management fees represent monitoring and advisory fees paid to TPG, the Company’s majority financial sponsor, and certain other members of IASIS Investment LLC. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. Neither adjusted EBITDAR nor adjusted EBITDA should be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from such EBITDAR and EBITDA measures are significant components in understanding and assessing financial performance. Neither EBITDAR nor EBITDA measures should be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Such EBITDAR and EBITDA measures may not be comparable to similarly titled measures of other companies. A table describing adjusted EBITDAR and adjusted EBITDA and reconciling net earnings (loss) from continuing operations to such EBITDAR and EBITDA measures is included in this press release in the attached Supplemental Consolidated Statements of Operations Information.

IASIS HEALTHCARE LLC Consolidated Statements of Operations (Unaudited) (in thousands)

	Quarter Ended September 30,		Year Ended September 30,
	2014	2013	2014	2013
Revenues
Acute care revenue before provision for bad debts	$527,217	$514,390	$2,140,675	$2,047,880
Less: Provision for bad debts	(76,869)	(93,522)	(337,118)	(326,978)
Acute care revenue	450,348	420,868	1,803,557	1,720,902
Premium and service revenues	205,035	142,093	730,030	564,152
Total revenue	655,383	562,961	2,533,587	2,285,054

Costs and expenses
Salaries and benefits (includes stock-based compensation of $1,533, $909, $10,329 and $3,855, respectively)	227,164	213,781	892,714	848,010
Supplies	72,344	70,030	299,760	294,409
Medical claims	160,024	118,738	596,778	467,294
Rentals and leases	18,270	13,929	72,714	52,896
Other operating expenses	115,347	95,090	426,933	393,516
Medicare and Medicaid EHR incentives	(5,460)	(10,839)	(14,753)	(20,723)
Interest expense, net	32,520	33,220	130,818	133,206
Depreciation and amortization	25,540	23,381	95,312	94,026
Management fees	1,250	1,250	5,000	5,000
Total costs and expenses	646,999	558,580	2,505,276	2,267,634

Earnings from continuing operations before gain (loss) on disposal of assets and income taxes	8,384	4,381	28,311	17,420
Gain (loss) on disposal of assets, net	2,304	(9,626)	3,402	(8,982)

Earnings (loss) from continuing operations before income taxes	10,688	(5,245)	31,713	8,438
Income tax expense (benefit)	(5,609)	(2,756)	8,424	3,647

Net earnings (loss) from continuing operations	16,297	(2,489)	23,289	4,791
Earnings (loss) from discontinued operations, net of income taxes	(8,262)	2,947	(14,005)	5,708

Net earnings	8,035	458	9,284	10,499
Net earnings attributable to non-controlling interests	(2,811)	(4,026)	(11,668)	(7,215)

Net earnings (loss) attributable to IASIS Healthcare LLC	$5,224	$(3,568)	$(2,384)	$3,284

IASIS HEALTHCARE LLC Consolidated Balance Sheets (Unaudited) (in thousands)

	Sept. 30, 2014	Sept. 30, 2013

ASSETS

Current assets
Cash and cash equivalents	$341,180	$438,131
Accounts receivable, net	305,654	371,006
Inventories	57,632	57,781
Deferred income taxes	2,523	26,096
Prepaid expenses and other current assets	235,155	126,412
Assets held for sale	50,151	119,141
Total current assets	992,295	1,138,567

Property and equipment, net	826,478	833,169
Goodwill	814,498	816,410
Other intangible assets, net	23,331	25,957
Other assets, net	62,362	66,162
Total assets	$2,718,964	$2,880,265

LIABILITIES AND EQUITY

Current liabilities
Accounts payable	$127,953	$129,542
Salaries and benefits payable	71,121	62,884
Accrued interest payable	28,820	27,519
Medical claims payable	79,449	57,514
Other accrued expenses and current liabilities	73,497	92,553
Current portion of long-term debt, capital leases and other obligations	12,690	13,221
Advance from divestiture	–	144,803
Liabilities held for sale	9,171	3,208
Total current liabilities	402,701	531,244

Long-term debt, capital leases and other obligations	1,841,110	1,852,822
Deferred income taxes	100,868	115,592
Other long-term liabilities	117,289	123,120

Non-controlling interests with redemption rights	108,156	105,464

Equity
Member’s equity	139,164	142,262
Non-controlling interests	9,676	9,761
Total equity	148,840	152,023
Total liabilities and equity	$2,718,964	$2,880,265

IASIS HEALTHCARE LLC Consolidated Statements of Cash Flows (Unaudited) (in thousands)

	Year Ended September 30,
	2014	2013
Cash flows from operating activities
Net earnings	$9,284	$10,499
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	95,312	94,026
Amortization of loan costs	7,412	7,612
Amortization of deferred gain from sale-leaseback	(2,496)	–
Change in physician minimum revenue guarantees	2,709	2,807
Stock-based compensation	10,329	3,855
Deferred income taxes	3,491	(6,220)
Income tax benefit from exercise of employee stock options	–	16
Income tax benefit from parent company	3	489
Loss (gain) on disposal of assets, net	(3,402)	8,982
Loss (earnings) from discontinued operations, net	14,005	(5,708)
Changes in operating assets and liabilities, net of the effect of acquisitions and dispositions:
Accounts receivable, net	(1,551)	(1,724)
Inventories, prepaid expenses and other current assets	(107,413)	(14,277)
Accounts payable, other accrued expenses and other accrued liabilities	71,808	822
Income taxes and other transaction costs payable related to sale-leaseback of real estate	(22,270)	–
Net cash provided by operating activities – continuing operations	77,221	101,179
Net cash used in operating activities – discontinued operations	(18,350)	(3,027)
Net cash provided by operating activities	58,871	98,152
Cash flows from investing activities
Purchases of property and equipment	(114,586)	(106,555)
Cash received (paid) for acquisitions, net	(1,038)	2,996
Cash advance on divestiture	–	144,803
Cash received (paid) for sale-leaseback of real estate	(3,025)	277,983
Proceeds from sale of assets	1,903	83
Change in other assets, net	(631)	(2,210)
Net cash provided by (used in) investing activities – continuing operations	(117,377)	317,100
Net cash used in investing activities – discontinued operations	(5,038)	(5,128)
Net cash provided by (used in) investing activities	(122,415)	311,972
Cash flows from financing activities
Payment of long-term debt, capital leases and other obligations	(13,365)	(178,459)
Proceeds from revolving credit facilities	–	165,000
Payment of debt financing costs	(1,691)	(1,024)
Distributions to non-controlling interests	(15,618)	(6,012)
Cash received for the sale of non-controlling interests	–	849
Cash paid for the repurchase of non-controlling interests	(770)	(1,211)
Other	(1,838)	22
Net cash used in financing activities – continuing operations	(33,282)	(20,835)
Net cash used in financing activities – discontinued operations	(125)	(40)
Net cash used in financing activities	(33,407)	(20,875)

Change in cash and cash equivalents	(96,951)	389,249
Cash and cash equivalents at beginning of period	438,131	48,882
Cash and cash equivalents at end of period	$341,180	$438,131

Supplemental disclosure of cash flow information
Cash paid for interest	$123,253	$126,693
Cash paid (received) for income taxes, net	$33,086	$(16,181)

IASIS HEALTHCARE LLC Segment Information (Unaudited) (in thousands)

	For the Quarter Ended September 30, 2014
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue before provision for bad debts	$527,217	$–	$–	$527,217
Less: Provision for bad debts	(76,869)	–	–	(76,869)
Acute care revenue	450,348	–	–	450,348
Premium and service revenues	–	205,035	–	205,035
Revenue between segments	4,540	–	(4,540)	–
Total revenue	454,888	205,035	(4,540)	655,383

Salaries and benefits (excludes stock-based compensation)	214,366	11,265	–	225,631
Supplies	72,284	60	–	72,344
Medical claims	–	164,564	(4,540)	160,024
Rentals and leases (excludes sale-leaseback rent expense)	13,028	533	–	13,561
Other operating expenses	102,814	12,533	–	115,347
Medicare and Medicaid EHR incentives	(5,460)	–	–	(5,460)
Adjusted EBITDAR	57,856	16,080	–	73,936
Sale-leaseback rent expense	4,709	–	–	4,709
Adjusted EBITDA	53,147	16,080	–	69,227

Interest expense, net	32,520	–	–	32,520
Depreciation and amortization	24,515	1,025	–	25,540
Stock-based compensation and related expenses	1,533	–	–	1,533
Management fees	1,250	–	–	1,250
Earnings (loss) from continuing operations before gain on disposal of assets and income taxes	(6,671)	15,055	–	8,384
Gain on disposal of assets, net	2,304	–	–	2,304
Earnings (loss) from continuing operations before income taxes	$(4,367)	$15,055	$–	$10,688

	For the Quarter Ended September 30, 2013
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue before provision for bad debts	$514,390	$–	$–	$514,390
Less: Provision for bad debts	(93,522)	–	–	(93,522)
Acute care revenue	420,868	–	–	420,868
Premium and service revenues	–	142,093	–	142,093
Revenue between segments	1,758	–	(1,758)	–
Total revenue	422,626	142,093	(1,758)	562,961

Salaries and benefits (excludes stock-based compensation)	206,507	6,365	–	212,872
Supplies	69,989	41	–	70,030
Medical claims	–	120,496	(1,758)	118,738
Rentals and leases (excludes sale-leaseback rent expense)	13,264	352	–	13,616
Other operating expenses	89,141	5,949	–	95,090
Medicare and Medicaid EHR incentives	(10,839)	–	–	(10,839)
Adjusted EBITDAR	54,564	8,890	–	63,454
Sale-leaseback rent expense	313	–	–	313
Adjusted EBITDA	54,251	8,890	–	63,141

Interest expense, net	33,220	–	–	33,220
Depreciation and amortization	22,329	1,052	–	23,381
Stock-based compensation	909	–	–	909
Management fees	1,250	–	–	1,250
Earnings (loss) from continuing operations before loss on disposal of assets and income taxes	(3,457)	7,838	–	4,381
Loss on disposal of assets, net	(9,626)	–	–	(9,626)
Earnings (loss) from continuing operations before income taxes	$(13,083)	$7,838	$–	$(5,245)

IASIS HEALTHCARE LLC Segment Information (Unaudited) (in thousands)

	For the Year Ended September 30, 2014
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue before provision for bad debts	$2,140,675	$–	$–	$2,140,675
Less: Provision for bad debts	(337,118)	–	–	(337,118)
Acute care revenue	1,803,557	–	–	1,803,557
Premium and service revenues	–	730,030	–	730,030
Revenue between segments	13,079	–	(13,079)	–
Total revenue	1,816,636	730,030	(13,079)	2,533,587

Salaries and benefits (excludes stock-based compensation)	847,460	34,925	–	882,385
Supplies	299,527	233	–	299,760
Medical claims	–	609,857	(13,079)	596,778
Rentals and leases (excludes sale-leaseback rent expense)	53,066	1,698	–	54,764
Other operating expenses	385,957	40,976	–	426,933
Medicare and Medicaid EHR incentives	(14,753)	–	–	(14,753)
Adjusted EBITDAR	245,379	42,341	–	287,720
Sale-leaseback rent expense	17,950	–	–	17,950
Adjusted EBITDA	227,429	42,341	–	269,770

Interest expense, net	130,818	–	–	130,818
Depreciation and amortization	91,150	4,162	–	95,312
Stock-based compensation and related expenses	10,329	–	–	10,329
Management fees	5,000	–	–	5,000
Earnings (loss) from continuing operations before gain on disposal of assets and income taxes	(9,868)	38,179	–	28,311
Gain on disposal of assets, net	3,402	–	–	3,402
Earnings (loss) from continuing operations before income taxes	$(6,466)	$38,179	$–	$31,713

	For the Year Ended September 30, 2013
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue before provision for bad debts	$2,047,880	$–	$–	$2,047,880
Less: Provision for bad debts	(326,978)	–	–	(326,978)
Acute care revenue	1,720,902	–	–	1,720,902
Premium and service revenues	–	564,152	–	564,152
Revenue between segments	7,092	–	(7,092)	–
Total revenue	1,727,994	564,152	(7,092)	2,285,054

Salaries and benefits (excludes stock-based compensation)	820,170	23,985	–	844,155
Supplies	294,226	183	–	294,409
Medical claims	–	474,386	(7,092)	467,294
Rentals and leases (excludes sale-leaseback rent expense)	51,039	1,544	–	52,583
Other operating expenses	370,068	23,448	–	393,516
Medicare and Medicaid EHR incentives	(20,723)	–	–	(20,723)
Adjusted EBITDAR	213,214	40,606	–	253,820
Sale-leaseback rent expense	313	–	–	313
Adjusted EBITDA	212,901	40,606	–	253,507

Interest expense, net	133,206	–	–	133,206
Depreciation and amortization	89,878	4,148	–	94,026
Stock-based compensation	3,855	–	–	3,855
Management fees	5,000	–	–	5,000
Earnings (loss) from continuing operations before loss on disposal of assets and income taxes	(19,038)	36,458	–	17,420
Loss on disposal of assets, net	(8,982)	–	–	(8,982)
Earnings (loss) from continuing operations before income taxes	$(28,020)	$36,458	$–	$8,438

IASIS HEALTHCARE LLC Consolidated Financial and Operating Data (Unaudited)

	Quarter Ended September 30,		Year Ended September 30,
	2014	2013	2014	2013
Acute care operations (1)
Number of acute care hospital facilities at end of period	15	15	15	15
Licensed beds at end of period	3,601	3,626	3,601	3,626
Average length of stay (days)	5.0	4.9	5.0	4.9
Occupancy rates (average beds in service)	48.0%	46.2%	48.5%	48.5%
Admissions	25,333	25,129	100,909	103,509
Percentage change	0.8%		(2.5%)
Adjusted admissions	47,869	46,638	186,609	185,147
Percentage change	2.6%		0.8%
Patient days	125,553	122,140	503,648	508,157
Adjusted patient days	237,246	226,686	931,387	908,941
Surgeries	16,150	15,952	65,484	64,460
Emergency room visits	105,578	100,359	411,156	410,503
Outpatient revenue as a percentage of gross patient revenue	47.1%	46.1%	45.9%	44.1%

Managed care operations
Health plan lives	223,400	188,000	223,400	188,000
Management service organization (MSO) lives	83,400	–	83,400	–
Accountable care network lives	34,100	–	34,100	–
Total lives	340,900	188,000	340,900	188,000
Medical loss ratio (2)	83.4%	84.8%	84.9%	84.1%

(1) Excludes the Company’s Nevada and Florida operations, which are now reflected in discontinued operations in both periods.
(2) Represents medical claims expense as a percentage of premium revenue (excludes the effect of service-related revenue and HIF revenue).

IASIS HEALTHCARE LLC Supplemental Consolidated Statements of Operations Information (Unaudited) (in thousands)

	Quarter Ended September 30,		Year Ended September 30,
	2014	2013	2014	2013
Consolidated Results
Net earnings (loss) from continuing operations	$16,297	$(2,489)	$23,289	$4,791
Add:
Interest expense, net	32,520	33,220	130,818	133,206
Income tax expense (benefit)	(5,609)	(2,756)	8,424	3,647
Depreciation and amortization	25,540	23,381	95,312	94,026
Sale-leaseback rent expense	4,709	313	17,950	313
Stock-based compensation and related expenses	1,533	909	10,329	3,855
Loss (gain) on disposal of assets, net	(2,304)	9,626	(3,402)	8,982
Management fees	1,250	1,250	5,000	5,000
Adjusted EBITDAR	73,936	63,454	287,720	253,820
Sale-leaseback rent expense	(4,709)	(313)	(17,950)	(313)
Adjusted EBITDA	$69,227	$63,141	$269,770	$253,507

CONTACT:
IASIS Healthcare LLC
Investor Contact:
W. Carl Whitmer, 615-844-2747
President and Chief Executive Officer
or
John M. Doyle, 615-844-2747
Chief Financial Officer
or
Media Contact:
Cara Jackson, 615-467-1255
VP, Corporate Communications